UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 10, 2010

BOVIE MEDICAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

012183	11-2644611
(Commission File Number)	(IRS Employer Identification No.)

734 Walt Whitman Road, Melville, New York 11747
(Address of Principal Executive Offices, Including Zip Code)

(631) 421-5452
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events

On June 10, 2010, Bovie Medical Corporation (the “Company”) received notice that an action had been commenced against it in the United States Court for the District of Delaware (Civil Action No. 1:10-cv-00494-UNA) by Salient Surgical Technologies, Inc. and Medtronic, Inc. (collectively, the “Plaintiffs”).  In the complaint, the Plaintiffs allege that the sale and use of the Company’s SEER (Saline Enhanced Electrosurgical Resection) fluid assisted electrosurgical devices infringes on an issued United States patent presently owned by Medtronic and licensed to Salient.  The Plaintiffs are demanding a permanent injunction restraining the Company and its affiliates and any person acting in privity or in concert or participation with the Company from the continued infringement of the patent as well as unspecified monetary damages.  The Company is presently evaluating the allegations asserted in the complaint and anticipates that it will vigorously defend its interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOVIE MEDICAL CORPORATION

Date: June 11, 2010	/s/ Andrew Makrides
Name: Andrew Makrides
Title: President and Chairman of the Board